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Exhibit No. 10(C)

                           THE PROGRESSIVE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                 TIME-BASED RESTRICTED STOCK DEFERRAL AGREEMENT

THIS DEFERRAL AGREEMENT is entered into pursuant to the provisions of The Progressive Corporation Executive Deferred Compensation Plan ("Plan"). All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

1. Deferral Election. I hereby elect to defer receipt of all Time-Based Restricted Stock Awards granted to me in 2003 under The Progressive Corporation 2003 Incentive Plan. This election shall become effective as of the date the restrictions applicable to such Awards (or portion thereof) expire and shall not apply to any Award (or portion thereof) that fails to vest free of all restrictions.

2. Fixed Deferral Period. (The Plan gives you the option of electing a Fixed Deferral Period. If you elect a Fixed Deferral Period, the balance of your Deferral Account established pursuant to this Agreement will be distributed to you within 30 days after the end of the Fixed Deferral Period, or, if earlier, the date you die or incur a Termination of Employment or the date a Change in Control occurs. If you do not elect a Fixed Deferral Period, your Account will be distributed upon the earlier of the date you die or incur a Termination of Employment or the date a Change in Control occurs.)

PLEASE CHECK ONE OF THE FOLLOWING:

I elect a Fixed Deferral Period ending upon attainment of age
                  43 ___
                  47 ___
                  51 ___
                  55 ___
                  59 ___

(MUST ATTAIN AGE SELECTED AT LEAST 3 YEARS AFTER THE END OF THE CALENDAR YEAR IN WHICH THE RESTRICTED STOCK AWARD BECOMES FULLY VESTED. FOR EXAMPLE, IF A TIME-BASED RESTRICTED STOCK AWARD VESTS IN THREE EQUAL INSTALLMENTS IN YEARS 2006, 2007 AND 2008, YOU MUST SELECT AN AGE YOU WILL ATTAIN AT LEAST 3 YEARS AFTER THE LAST INSTALLMENT VESTS (IN THIS CASE, YOUR AGE NO EARLIER THAN 2011.)

OR

                  ____I do not wish to elect a Fixed Deferral Period.

3. Method of Distribution. I hereby elect that any distribution of the balance of the Deferral Account established pursuant to this Agreement made on account of Termination of Employment or expiration of a Fixed Deferral Period be paid as follows: (CHECK ONE)

                  ____ in a single lump sum payment
OR in
                  Three annual installments ___
                  Five annual installments   ___
                  Ten annual installments    ___


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I understand that Plan distributions made on account of reasons other than
Termination of Employment or expiration of a Fixed Deferral Period will be made in a single lump sum payment, unless the Plan provides otherwise. I understand that I may change the method of distribution elected above at least one year prior to the date of distribution to the extent permitted by the Plan.

4. Investment of Deferral Account. I understand that each amount credited to the Deferral Account established pursuant to this Agreement shall be deemed to be invested in The Progressive Corporation Stock Fund for six months and one day following the date that such amount is first credited to such Deferral Account. Thereafter, I understand that I may elect to have such amount deemed to be invested in one or more of the other Investment Funds available under the Plan. I also understand that these deemed investments are merely devices used to determine the amount payable to me under the Plan and do not provide me with any actual rights or interests in any particular funds, securities or property of the Company, any Affiliated Company or the Trust, in any stock of The Progressive Corporation or in any Investment Funds offered under the Plan. I also understand that my right to receive distributions under the Plan makes me a general creditor of the Company with no greater right or priority than any other general creditor of the Company.

5. Miscellaneous. I understand that this Agreement is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects and that, except as expressly permitted by the Plan, all elections made in this Agreement are irrevocable. I acknowledge that I have received, read and understand the Plan Description dated March, 2003 relating to the Plan. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the Plan, the Trust and this Agreement.

NAME OF ELIGIBLE EXECUTIVE:
______________________________________________
DATE:  ______________________________________________________________________
SSN:  ________________________________________

Your electronic submission of this Election Form will create a date/time stamp and serve as your signature

Received and accepted on behalf of the Committee this ________ day of _________________, _______.




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